Exhibit 10.6
EXECUTION VERSION
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (the “Agreement”), dated and effective as of this 14th day of August, 2007, is made by IRIDEX CORPORATION, a Delaware corporation, with its chief executive office located at 1212 Terra Bella Avenue, Mountain View, California 94043 (hereinafter called “Debtor”), in favor of each of American Medical Systems, Inc., a Delaware corporation (“AMS”), and Laserscope, a California corporation (“Laserscope” and, together with AMS, the “Secured Parties” and, each individually, a “Secured Party”), each with its chief executive office located at 10700 Bren Road West, Minnetonka, Minnesota 55343.
RECITALS
     A. Debtor and the Secured Parties entered into that certain Settlement Agreement, dated as of August 14, 2007 (as such may be amended, modified, supplemented, or restated from time to time, the “Settlement Agreement”), pursuant to which Debtor and the Secured Parties agreed (i) that the purchase price under that certain Asset Purchase Agreement, dated as of November 30, 2006 (as such may be amended, modified, supplemented, or restated from time to time, the “Purchase Agreement”) was increased by $1,150,000 (the “Adjustment Amount”), and (ii) that the purchase price for the Product Inventory (as defined in that certain Product Supply Agreement, dated as of January 16, 2007, entered into by and between Debtor and Laserscope (the “Product Supply Agreement”)) to be purchased by Debtor after the expiration of the termination of the Product Supply Agreement (the “Final Product Inventory”) was to be determined in accordance with an exhibit to the Settlement Agreement.
     B. Debtor and AMS entered into that certain Letter Agreement, dated as of June 27, 2007, as amended on July 31, 2007, and as amended again on August 6, 2007 (as such may be further amended, modified, supplemented, or restated from time to time, the “Letter Agreement”), pursuant to which Debtor and AMS agreed to specific payment terms for all products sold to Debtor under the Product Supply Agreement.
     C. As a condition precedent to entering into the Settlement Agreement, the Secured Parties require Debtor to secure all of its current and future obligations owed to any Secured Party arising from time to time, including but not limited to the obligations to pay the Adjustment Amount and the purchase price of the Final Product Inventory as well as any other obligations arising under the Settlement Agreement, all obligations arising under the Letter Agreement, and all obligations arising under any other document or instrument executed in connection with the Settlement Agreement or the Letter Agreement, by granting a security interest in all of Debtor’s assets to the Secured Parties pursuant to the terms of this Agreement.
     D. Debtor has determined that the execution, delivery, and performance of this Agreement are in its best business and pecuniary interest.
     THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

ARTICLE 1
DEFINITIONS
     As used herein, the following terms shall have the meanings set forth in this Section. Other terms defined herein shall have the meanings ascribed to them herein. All capitalized terms used herein not specifically defined herein shall have the meaning ascribed to them in the Settlement Agreement.
     “Accounts” shall have the meaning provided in Article 9.
     “Adjustment Amount” shall have the meaning set forth in the preamble hereto.
     “Affiliate” shall mean, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.
     “AMS” shall have the meaning set forth in the preamble hereto.
     “Article 9” shall mean Article 9 of the UCC.
     “Chattel Paper” shall have the meaning provided in Article 9 and shall include, without limitation, all Electronic Chattel Paper and Tangible Chattel Paper.
     “Collateral” shall mean all property in which a security interest is granted hereunder.
     “Commercial Tort Claim” shall have the meaning provided in Article 9.
     “Controlled Property” shall mean property of every kind and description in which Debtor has or may acquire any interest, now or hereafter at any time in the possession or control of the Secured Parties for any reason and all dividends and distributions on or other rights in connection with such property.
     “Copyrights” shall mean any and all copyright rights, copyright applications, copyright registrations, and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto and shall include all amendments, extensions, renewals, and extensions of any of the foregoing.
     “Data Processing Records and Systems” shall mean all of Debtor’s now existing or hereafter acquired electronic data processing and computer records, software (including, without limitation, all “Software” as defined in Article 9), systems, manuals, procedures, disks, tapes and all other storage media and memory.
     “Debtor” shall have the meaning set forth in the preamble hereto.

     “Default” shall mean any event which if it continued uncured would, with notice or lapse of time or both, constitute an Event of Default.
     “Deposit Accounts” shall have the meaning provided in Article 9 and shall include, without limitation, any demand, time, savings, passbook or similar account maintained with a bank.
     “Document” shall have the meaning provided in Article 9.
     “Electronic Chattel Paper” shall have the meaning provided in Article 9.
     “Equipment” shall have the meaning provided in Article 9.
     “Event of Default” shall have the meaning specified in Article 5 hereof.
     “Final Product Inventory” shall have the meaning set forth in the preamble hereto.
     “Fixtures” shall have the meaning provided in Article 9.
     “General Intangibles” shall have the meaning provided in Article 9 and shall include, without limitation, all Payment Intangibles and all intellectual property of Debtor including all Copyrights, Patents, Trademarks, any and all trade secrets, any and all intellectual property rights in computer software and computer software products, any and all design rights which may be available to Debtor, any and all claims for damages by way of past, present, and future infringement of any of the Debtor’s intellectual property rights, any and all licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and any and all license fees and royalties arising from such use to the extent permitted by such license or rights.
     “Goods” shall have the meaning provided in Article 9.
     “Instruments” shall have the meaning provided in Article 9.
     “Insurance Proceeds” shall mean all proceeds of any and all insurance policies payable to Debtor with respect to any Collateral, or on behalf of any Collateral, whether or not such policies are issued to or owned by Debtor.
     “Inventory” shall have the meaning provided in Article 9.
     “Investment” shall mean any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
     “Investment Property” shall have the meaning provided in the UCC.
     “Laserscope” shall have the meaning set forth in the preamble hereto.
     “Letter Agreement” shall have the meaning set forth in the preamble hereto.
     “Letter of Credit Rights” shall have the meaning provided in Article 9.

     “Obligations” shall mean each and every debt, liability and obligation of every type and description which Debtor may now or at any time in the future owe to any Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several and interest accrued on any of the foregoing, both before and after the filing of a bankruptcy petition by or against Debtor, including but not limited to the obligations to pay the Adjustment Amount and the purchase price of the Final Product Inventory as well as any other obligation arising under the Settlement Agreement, all obligations arising under the Letter Agreement, and all obligations arising under any other document or instrument executed in connection with the Settlement Agreement or the Letter Agreement.
     “Patents” shall mean all patents, patent applications, and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto and shall include all amendments, extensions, renewals, and extensions of any of the foregoing.
     “Payment Intangibles” shall have the meaning provided in Article 9.
     “Permitted Investment” shall mean any of the following: (1) Investments existing on the date of the Senior Loan Agreement and disclosed in writing to Debtor; (2) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (l) year from the date of investment therein issued by Senior Lender; (3) Investments of Subsidiaries in or to other Subsidiaries or Debtor and Investments by Debtor in Subsidiaries not to exceed $1,000,000 in the aggregate in any fiscal year; (4) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; (5) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Debtor’s business; (6) Investments consisting of accounts receivable of, notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; (7) Investments made pursuant to investment policy guidelines approved by Debtor’s board of directors, provided a copy of such guidelines is provided to Senior Lender; and (8) other Investments by Debtor which do not exceed $100,000 in the aggregate in any fiscal year.
     “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
     “Proceeds” shall have the meaning provided in Article 9.

     “Products” shall mean any goods now or hereafter manufactured, processed or assembled with any of the Collateral.
     “Purchase Agreement” shall have the meaning set forth in the preamble hereto.
     “Secured Parties” shall have the meaning set forth in the preamble hereto.
     “Senior Lender” shall mean Mid-Peninsula Bank, part of Greater Bay Bank N.A., or any successor in interest or assignee thereto.
     “Senior Loan Agreement” shall mean that certain Business Loan and Security Agreement, dated as of January 16, 2007, and that certain Export-Import Bank Loan and Security Agreement, both entered into by and between the Senior Lender and Debtor, as each may be amended, modified, supplemented, or restated from time to time and shall include any successor senior loan agreement with a lender that becomes the Senior Lender provided that Debtor applies additional funds available to Debtor under any such successor loan agreement in accordance with the terms of the Settlement Agreement.
     “Senior Loans” shall mean the loans made by the Senior Lender to Debtor together with all other obligations owed by Debtor to the Senior Lender pursuant to the terms of the Senior Loan Agreement.
     “Settlement Agreement” shall have the meaning set forth in the preamble hereto.
     “Subordination Agreement” shall mean that certain Subordination Agreement, dated as of August 14, 2007, entered into by and among the Senior Lender, Debtor, and the Secured Parties, as such may be amended, modified, supplemented, or restated from time to time.
     “Subsidiary” shall mean any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Debtor, either directly or through an affiliate, and without limiting the forgoing shall include either or Laserscope (UK) Ltd., a British private limited company incorporated in England and Wales with registered number 02420543, and Laserscope France, S.A., a French societe anonyme.
     “Supporting Obligations” shall have the meaning provided in Article 9.
     “Tangible Chattel Paper” shall have the meaning provided in Article 9.
     “Trademarks” shall mean any trademark and service mark rights, whether registered or not, applications to register and registration of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks, including without limitation these set forth on Exhibit C attached hereto and shall include all amendments, extensions, renewals, and extensions of any of the foregoing.
     “UCC” shall mean the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time.

ARTICLE 2
SECURITY INTERESTS
     As security for the payment of the Obligations and subject to the terms of the Subordination Agreement, Debtor hereby grants to the Secured Parties for their benefit a security interest in all of Debtor’s now owned or hereafter acquired or arising:
Accounts;
Chattel Paper;
Commercial Tort Claims, if any, described on Exhibit D attached hereto and incorporated herein by reference;
Controlled Property;
Deposit Accounts;
Documents;
Equipment and Fixtures;
General Intangibles;
Instruments;
Inventory;
Investment Property;
Letter of Credit Rights;
Proceeds (whether cash or non-cash Proceeds, including Insurance Proceeds and non-cash Proceeds of all types);
Products of all the foregoing; and
Supporting Obligations.
               Unless otherwise provided for in the Subordination Agreement, such liens and security interests shall be senior and prior to all liens except those liens granted by Debtor to the Senior Lender pursuant to the Senior Loan Agreement.
ARTICLE 3
REPRESENTATIONS AND COVENANTS OF DEBTOR
     Debtor represents, warrants and covenants that:
3.1 Authorization. The execution and performance of this Agreement have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of the stockholders or members of any entity, or the consent of any governmental entity; or (b) violate any provision of any indenture, contract, agreement or instrument to which it is a party or by which it is bound.
3.2 Title to Collateral. Debtor has good and marketable title to all of the Collateral and none of the Collateral is subject to any security interest except for the security interest created pursuant to this Agreement, any security interests in favor of the Senior Lender pursuant to the terms of the Senior Loan Agreement, or other security interests permitted by the Senior Loan Agreement existing as of the date hereof (such other security interests being “Permitted Liens”).

3.3 Disposition or Encumbrance of Collateral. Subject to the terms of the Senior Loan Agreement and the Subordination Agreement, Debtor will not encumber, sell or otherwise transfer or dispose of (collectively, a “Transfer”) the Collateral without the prior written consent of the Secured Parties except for (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses or exclusive licenses related to distributorship agreements limited to a geographic range or field of use and similar arrangements for the use of the property of Debtor or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment; or (iv) Transfers constituting Permitted Investments.
3.4 Validity of Accounts. Debtor warrants that all Collateral consisting of Accounts, Chattel Paper and Instruments included in Debtor’s schedules, financial statements or books and records are bona fide existing obligations created by the sale and actual delivery of Inventory or the rendition of services to customers in the ordinary course of business, which Debtor then owns free and clear of any security interest other than the security interest created by this Agreement, the security interests in favor of the Senior Lender pursuant to the terms of the Senior Loan Agreement, or other Permitted Liens and which are then unconditionally owing to Debtor without defenses, offset or counterclaim except those arising in the ordinary course of business.
3.5 Maintenance of Tangible Collateral. Debtor will maintain the tangible Collateral in good condition and repair. At the time of attachment and perfection of the security interest granted pursuant hereto and thereafter, all tangible Collateral will be located and will be maintained by Debtor only at the locations set forth on Exhibit D hereto and such other locations of which the Secured Parties are given written notice. Debtor hereby authorizes the Secured Parties to file the financing statement in the form set forth in Exhibit E.
3.6 Notation on Chattel Paper. For purposes of the security interest granted pursuant to this Agreement, Secured Parties have been granted a direct security interest in all Chattel Paper constituting part of the Collateral and such Chattel Paper is not claimed merely as Proceeds of Inventory. Upon the Secured Parties’ request and if there are no Senior Loans outstanding and all commitments of the Senior Lender under the Senior Loan Agreement have been terminated, Debtor will deliver to the Secured Parties the original of all Chattel Paper Debtor will not execute any copies of such Chattel Paper constituting part of the Collateral other than those which are clearly marked as a copy. Upon receipt of such Chattel Paper, Secured Parties may stamp any such Chattel Paper with a legend reflecting the Secured Parties’ security interest therein.
3.7 Deposit Accounts. Debtor, for purposes of the security interest granted pursuant to this Agreement, has granted to the Secured Parties a direct security interest in all Deposit Accounts constituting part of the Collateral and such accounts are not claimed merely as Proceeds of other Collateral.
3.8 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Debtor and if Debtor fails to promptly pay any thereof when due, subject to the rights of the Senior Lender, the Secured Parties may, at their option, but shall not be required to pay the same whereupon the same shall constitute Obligations and shall bear interest at the highest rate of interest permitted by the internal laws of the State of Minnesota (the “Interest Rate”) and shall be secured by the security interest granted hereunder.
3.9 Insurance. Debtor will procure and maintain, or cause to be procured and maintained, insurance issued by responsible insurance companies insuring the Collateral against damage and loss by theft, fire, collision (in the case of motor vehicles), and such other risks as are usually carried by owners of similar properties or as may be requested by the Secured Parties in an amount required under the terms of the Senior Loan Agreement or if the Senior Loan Agreement is no longer in place, then in an amount sufficient to avoid the application of any co-insurance provisions and in an amount reasonably satisfactory to the Secured Parties. All such insurance shall contain an agreement by the insurer to provide the Secured Parties with 20 days’ prior notice of cancellation and an agreement that the interest of the Secured Parties shall not be impaired or invalidated by any act or neglect of Debtor nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy. Debtor will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types (which may include, without limitation, public and product liability, larceny, embezzlement, business interruption or other criminal misappropriation insurance) and in such amounts as may from time to time be required under the terms of the Senior Loan Agreement or if the Senior Loan Agreement is no longer in place, by the Secured Parties. Debtor will deliver evidence of such insurance and the policies of insurance or copies thereof to the Secured Parties upon request.
3.10 Compliance with Law. Debtor will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.
3.11 Books and Records; Access.
     (a) Debtor will permit the Secured Parties and their representatives to examine Debtor’s books and records (including Data Processing Records and Systems) with respect to the Collateral and make extracts therefrom and copies thereof at any reasonable time and from time to time. Debtor will furnish to the Secured Parties any and all financial reports provided by Debtor to Senior Lender within two (2) business days of providing such reports to Senior Lender and shall provide such additional information and reports to the Secured Parties and their representatives regarding the Collateral as the Secured Parties and their representatives may from time to time reasonably request. Debtor will also permit the Secured Parties and their representatives to inspect the Collateral at any time and from time to time as the Secured Parties and their representatives may request.
     (b) Subject and without prejudice to the rights of the Senior Lender, the Secured Parties shall have authority, at any time, to place, or require Debtor to place,

upon Debtor’s books and records relating to Accounts, Chattel Paper and other rights to payment covered by the security interest granted hereby a notation or legend stating that such Accounts, Chattel Paper and other rights to payment are subject to the Secured Parties’ security interest and the Senior Lender’s senior and prior lien and security interest.
3.12 Notice of Default. Immediately upon any officer of Debtor becoming aware of the existence of any Default or Event of Default, Debtor will give notice to the Secured Parties with a copy thereof to the Senior Lender that such Default or Event of Default exists, stating the nature thereof, the period of existence thereof, and what action Debtor proposes to take with respect thereto.
3.13 Additional Documentation. Debtor will execute, from time to time, and authorizes the Secured Parties to execute from time to time as Debtor’s attorney-in-fact, such financing statements, assignments, and other documents covering the Collateral, including Proceeds, as the Secured Parties may reasonably request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral (including additional Collateral acquired by Debtor after the date hereof), which security interests shall be subordinate and junior to the security interests in favor of the Senior Lender, and Debtor will pay the cost of filing the same in all public offices in which the Secured Parties may deem filing to be appropriate and will notify the Secured Parties with a copy thereof to the Senior Lender promptly upon acquiring any additional Collateral that may require an additional filing. After the date that there are no Senior Loans outstanding and all commitments of Senior Lender have been terminated, Debtor will deliver to the Secured Parties all Debtor’s Documents, Chattel Paper and Instruments constituting part of the Collateral upon the request of the Secured Parties.
3.14 Chief Executive Office; State of Organization. The location of the chief executive office of Debtor is located in the State set forth in the preamble hereto and will not be changed from such state without 30 days’ prior written notice to the Secured Parties. Debtor warrants that its books and records concerning Accounts and Chattel Paper constituting part of the Collateral are located at its chief executive office. Debtor’s State of organization is the State set forth in the preamble hereto and such State has been its State of organization since the date of Debtor’s organization. Debtor will not change its State of organization from such State without 30 days’ prior written notice to the Secured Parties, and Debtor has delivered to the Secured Parties acknowledgment copies of financing statements filed where appropriate to continue the perfection of the Secured Parties’ security interest therein subject to the senior and prior lien and security interest granted by Debtor to the Senior Lender.
3.15 Name of Debtor. Debtor’s exact legal name and type of legal entity is as set forth in the preamble hereto. Debtor has not used any other name within the past five years except those described on Exhibit D attached hereto. Neither Debtor nor, to Debtor’s knowledge, any predecessor in title to any of the Collateral has executed any financing statements or security agreements presently effective as to the Collateral except those described on Exhibit D attached hereto.
3.16 Disputes; etc. Debtor shall give the Secured Parties copies of notices that it is required to give to the Senior Lender with respect to disputes and returns with respect to Inventory.

After the occurrence and during the continuance of an Event of Default but subject to the rights of the Senior Lender and subject to the terms of the Subordination Agreement, Secured Parties may at all times settle or adjust such disputes and claims directly with the customers for amounts and upon terms which the Secured Parties consider commercially reasonable. No discount, credit or allowance shall be granted by Debtor to any customer except as provided in the Senior Loan Agreement and with the Secured Parties’ prior written consent other than discounts, credits, allowances, adjustments and returns made or granted by Debtor in the ordinary course of business.
3.17 Power of Attorney. Debtor appoints the Secured Parties, or any other person whom the Secured Parties may from time to time designate, as Debtor’s attorney with power, and subject to the rights of the Senior Lender and the terms of the Subordination Agreement, to: (a) endorse Debtor’s name on any checks, notes, acceptances, drafts or other forms of payment or security evidencing or relating to any Collateral that may come into the Secured Parties’ possession; (b) sign Debtor’s name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and confirmatory assignments of Accounts, Chattel Paper, Documents or other Collateral, on notices of assignment, financing statements under the UCC and other public records, on verifications of accounts and on notices to customers; (c) notify the post office authorities to change the address for delivery of Debtor’s mail to an address designated by the Secured Parties; (d) receive and open all mail addressed to Debtor; (e) send requests for verification of Accounts, Chattel Paper, Instruments or other Collateral to customers; and (f) do all things necessary to carry out this Agreement; provided, however, that so long as no Event of Default has occurred and is continuing, Secured Parties shall not exercise the powers granted pursuant to clauses (a) to (f) above. Debtor ratifies and approves all acts of the attorney taken within the scope of the authority granted. Neither Secured Parties nor their attorneys will be liable to Debtor for any acts of commission or omission nor for any error in judgment or mistake of fact or law, except for its willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable so long as any Obligation (other than inchoate indemnity obligations) remains unpaid. Debtor waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Debtor may otherwise be entitled.
3.18 Patents and Trademarks; Etc. Debtor agrees with the Secured Parties that, until the security interest granted by this Agreement has been terminated in accordance with the terms hereof and at all times subject to the rights of the Senior Lender and the terms of the Senior Loan Agreement:
     (a) Debtor will perform all acts and execute all documents including, without limitation, grants of security interest, in form suitable for filing with the United States Patent and Trademark Office (or any similar office or agency in any other country or any political subdivision thereof), reasonably requested by the Secured Parties at any time to evidence, perfect, maintain, record and enforce the Secured Parties’ interest in the Collateral comprised of patents, patent applications, trademarks or service marks, or of any applications therefore or otherwise in furtherance of the provisions of this Agreement;

     (b) Except to the extent that the Secured Parties shall consent in writing, Debtor (either itself or through licensees) will, unless Debtor shall reasonably determine that a trademark (or the use of a trademark in connection with a particular class of goods or products) is not of material economic value to Debtor, (i) continue to use each trademark on each and every trademark class of goods in order to maintain each trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each trademark, (iii) employ each trademark with the appropriate notice of application or registration to the extent required by applicable law to maintain such trademark, (iv) not use any trademark except for the uses for which registration or application for registration of such trademark has been made, unless such use is otherwise lawful, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any trademark may become invalidated;
     (c) Except to the extent that the Secured Parties shall consent in writing, Debtor will not, unless Debtor shall reasonably determine that a patent is not of material economic value to Debtor, do any act, or not to do any act, whereby any patent may become abandoned or dedicated;
     (d) Unless Debtor shall reasonably determines that a patent, patent application, trademark or trademark application is not of material economic value to Debtor, Debtor shall notify the Secured Parties immediately if it knows, or has reason to know, of any reason that any patent, patent application, trademark or trademark application may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, or any court) regarding Debtor’s ownership of any patent or trademark, its rights to register the same, or to keep and maintain the same;
     (e) If Debtor, either itself or through any agent, employee, licensee or designee, shall file a patent application or trademark application for the registration of any patent or trademark with the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, Debtor shall promptly inform the Secured Parties, and, upon request of the Secured Parties, shall promptly execute and deliver any and all agreements, instruments, documents and papers as the Secured Parties may reasonably request to evidence the Secured Parties’ security interest in such patent or trademark and the goodwill and general intangibles of Debtor relating thereto or represented thereby;
     (f) Unless Debtor shall reasonably determine that a patent application or trademark application is not of material economic value to Debtor, Debtor will take all necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each patent application and trademark application (and to obtain the relevant registration) and to maintain each registration of the patents and trademarks including, without limitation, filing of applications for renewal, payment of fees and filing of affidavits of use;
     (g) Unless Debtor shall reasonably determine that a patent or trademark is not of material economic value to Debtor, Debtor shall promptly notify the Secured Parties if any patent or trademark is infringed, misappropriated or diluted by a third party and either shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as Debtor shall reasonably deem appropriate under the circumstances to protect such patent or trademark; and
     (h) Debtor agrees that it will not enter into any agreement (for example, a license agreement) that conflicts with Debtor’s obligations under this Agreement.
3.19 Copyrights. Debtor agrees with the Secured Parties that, until the security interest granted by this Agreement has been terminated in accordance with the terms hereof and at all times subject to the rights of the Senior Lender and the terms of the Senior Loan Agreement:
     (a) Debtor will perform all acts and execute all documents including, without limitation, grants of security interest, in form suitable for filing with the United States Copyright Office (or any similar office or agency in any other country or any political subdivision thereof), reasonably requested by the Secured Parties at any time to evidence, perfect, maintain, record and enforce the Secured Parties’ interest in the Collateral comprised of Copyrights or otherwise in furtherance of the provisions of this Agreement;
     (b) Except to the extent that the Secured Parties shall consent in writing, Debtor (either itself or through licensees) will, unless Debtor shall reasonably determine that a Copyright is not of material economic value to Debtor, publish the materials for which a Copyright has been obtained (the “Works”) with any notice of copyright registration required by applicable law to preserve the Copyright;
     (c) Unless Debtor shall reasonably determine that a Copyright is not of material economic value to Debtor, Debtor shall notify the Secured Parties immediately if it knows, or has reason to know, of any reason that any application or registration relating to any Copyright may become abandoned or dedicated or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, any similar office or agency in any other country or any political subdivision thereof or any court) regarding Debtor’s ownership of any Copyright, its right to register the same, or to keep and maintain the same;
     (d) If Debtor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Debtor shall promptly inform the Secured Parties, and, upon request of the Secured Parties, execute and deliver any and all agreements, instruments, documents and papers as the Secured Parties may request to evidence the Secured Parties’ security interest in such Copyright and the Works relating thereto or represented thereby;
     (e) Unless Debtor shall reasonably determine that a Copyright is not of material economic value to Debtor, Debtor will take all commercially reasonable steps, including, without limitation, in any proceeding before the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights;
     (f) In the event that any Copyright is infringed by a third party, Debtor shall promptly notify the Secured Parties and shall, unless Debtor shall reasonably determine that such Copyright is not of material economic value to Debtor, promptly sue to recover any and all damages or take such other actions as Debtor shall reasonably deem appropriate under the circumstances to protect such Copyright; and
     (g) Debtor agrees that it will not enter into any agreement (for example, a license agreement) that conflicts with Debtor’s obligations under this Agreement.
3.20 Control. After the date that there are no Senior Loans outstanding and all commitments of the Senior Lender have been terminated, Debtor will cooperate with the Secured Parties in obtaining control with respect to Collateral consisting of the Deposit Accounts, Investment Property, Letter of Credit Rights, and Electronic Chattel Paper.
3.21 Further Acts. Where Collateral with a book value in excess of $100,000 is in the possession of a third party in the United States, Debtor will join with the Secured Parties in notifying such third party of the Senior Lender’s and Secured Parties’ security interests and in using commercially reasonable efforts to obtain an acknowledgment from such third party that it is holding such Collateral for the benefit of the Senior Lender and the Secured Parties.
3.22 Collection of Accounts. Debtor shall continue to collect, at its own expense, all amounts due or to become due to Debtor under the Accounts constituting part of the Collateral and all other Collateral.
ARTICLE 4
INSURANCE
     Subject to the terms of the Senior Loan Agreement and the Subordination Agreement, after the occurrence and during the continuance of an Event of Default, the Secured Parties may (but need not) in its own name or in Debtor’s name execute and deliver proofs of claim, receive such monies, and settle or litigate any claim against the issuer of any such policy and Debtor directs the issuer to pay any such monies directly to the Secured Parties and the Secured Parties, at their sole discretion and regardless of whether the Secured Parties exercise their right to collect Insurance Proceeds under this sentence, may apply any Insurance Proceeds to the payment of the Obligations, whether due or not, in such order and manner as the Secured Parties may elect or may permit Debtor to use such Insurance Proceeds for the replacement, restoration or repair of the Collateral.

ARTICLE 5
EVENTS OF DEFAULT
     The occurrence of any one or more of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):
     (a) Debtor shall fail to make when due, whether by acceleration or otherwise, the payment of any amount required to be made by Debtor to any Secured Party under the Settlement Agreement, the Letter Agreement, this Agreement, or any other agreement entered into by Debtor and any Secured Party; or
     (b) Any representation or warranty made or deemed to have been made by or on behalf of Debtor in the Settlement Agreement, the Letter Agreement, this Agreement, or any other agreement entered into by Debtor and any Secured Party, or in any certificate, statement, report or other writing furnished by or on behalf of Debtor to the Secured Parties in connection therewith shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or
     (c) Debtor shall fail to comply with any agreement, covenant, condition, provision or term contained in the Settlement Agreement, the Letter Agreement, this Agreement, or any other agreement that Debtor has or will enter into with any Secured Party and such failure shall continue for 30 days after receipt of written notice from the Secured Parties; or
     (d) Debtor shall admit in writing its inability to pay its debts as they mature (provided that a filing with the Securities and Exchange Commission regarding the containing risk factors or noting the need for additional financing or similar statements shall not be deemed an admission of an inability to pay debts as they mature) or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of Debtor, or for a substantial part of the property of Debtor or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for Debtor, or for a substantial part of the property of Debtor and shall not be discharged within sixty (60) days; or
     (e) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Debtor and, if so instituted, shall have been consented to or acquiesced in by Debtor, or shall remain undismissed for sixty (60) days, or an order for relief shall have been entered against Debtor, or Debtor shall take any company action to approve institution of, or shall have acquiesced in, such a proceeding; or
     (f) Any dissolution or liquidation proceeding shall be instituted by or against Debtor and, if so instituted, shall remain for sixty (60) days undismissed, or Debtor shall take any company action to approve institution of, or acquiescence in, such a proceeding; or

     (g) The occurrence of any Event of Default under the terms of the Senior Loan Agreement or any other agreement between the Senior Lender and Debtor, which is not cured by Debtor within the applicable cure period or waived by the Senior Lender within thirty (30) business days.
ARTICLE 6
RIGHTS AND REMEDIES ON DEFAULT
     Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of the Secured Parties but subject to the rights of the Senior Lender and subject to the terms of the Subordination Agreement, Secured Parties may exercise any one or more of the following rights and remedies:
6.1 Acceleration of Obligations. Declare any and all Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.
6.2 Right of Offset. Offset any deposits, including unmatured time deposits, then maintained by Debtor with the Secured Parties, whether or not then due, against any indebtedness then owed by Debtor to the Secured Parties whether or not then due.
6.3 Deal with Collateral. In the name of Debtor or otherwise, demand, collect, receive and give receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.
6.4 Realize on Collateral. Take any action which the Secured Parties may deem reasonably necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Debtor any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral; comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral; sell the Collateral without giving any warranties as to the Collateral; specifically disclaim any warranties of title or the like and this procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
6.5 Access to Property. Enter upon and into and take possession of all or such part or parts of the properties of Debtor, including lands, plants, buildings, machinery, equipment, Data Processing Records and Systems and other property as may be necessary or appropriate in the reasonable judgment of the Secured Parties, to permit or enable the Secured Parties to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral, and use and operate said properties for such purposes and for such length of time as the Secured Parties may reasonably deem necessary or appropriate for said purposes without the payment of any compensation to Debtor therefor. Debtor shall provide the Secured Parties with all information and assistance requested by the Secured Parties to facilitate the storage, leasing, sale or other disposition or collection of the Collateral after an Event of Default has occurred and is continuing.

6.6 Other Rights. Exercise any and all other rights and remedies available to it by law or by agreement, including rights and remedies under the UCC as adopted in the relevant jurisdiction or any other applicable law, and, in connection therewith, the Secured Parties may require Debtor to assemble the Collateral and make it available to the Secured Parties at a place to be designated by the Secured Parties, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to Debtor at its address as shown on the Secured Parties’ records at least ten (10) days before the date of such disposition.
6.7 Application of Proceeds. All proceeds of Collateral shall be applied in accordance with (i) the order set forth in the Subordination Agreement and (ii) Section 9-608 of the Minnesota Uniform Commercial Code, and such proceeds applied toward the Obligations shall be applied in such order as the Secured Parties may elect.
6.8 Patents and Trademarks. Upon the occurrence and during the continuance of an Event of Default:
     (a) Secured Parties may, at any time and from time to time, upon thirty (30) days’ prior notice to Debtor, license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Parties shall in their sole discretion determine;
     (b) Secured Parties may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensor, licensee or sublicensee all rights and remedies of Debtor in, to and under any one or more license or other agreements with respect to any Patent or Trademark and take or refrain from taking any action under any such license or other agreement, and Debtor hereby releases the Secured Parties from, and agrees to hold the Secured Parties free and harmless from and against, any claims arising out of, any action taken or omitted to be taken with respect to any such license or agreement;
     (c) Any and all payments received by the Secured Parties under or in respect of any Patent or Trademark (whether from Debtor or otherwise), or received by the Secured Parties by virtue of the exercise of the license granted to the Secured Parties by subsection (g) below, shall be applied to the Obligations in accordance with Section 6.7 hereof;
     (d) Secured Parties may exercise in respect of the Patents and Trademarks, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC;
     (e) In order to implement the sale, lease, assignment, license, sublicense or other disposition of any of the Patents and Trademarks pursuant to this Section 6.8, Secured Parties may, at any time, execute and deliver on behalf of Debtor one or more instruments of assignment of the Patents and Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country or any political subdivision thereof. Debtor agrees to pay when due all reasonable costs incurred in any such transfer of the Patents and Trademarks, including any taxes, fees and reasonable attorneys’ fees;
     (f) In the event of any sale, lease, assignment, license, sublicense or other disposition of any of the Patents or Trademarks pursuant to this Section, Debtor shall supply to the Secured Parties or their designees its know-how and expertise relating to the manufacture and sale of the products relating to any Patent or Trademark subject to such disposition, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products; and
     (g) For the purpose of enabling the Secured Parties to exercise rights and remedies under this Agreement at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Debtor hereby grants to the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license or sublicense at such time any Patent or Trademark, now owned or hereafter acquired by Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.
6.9 Copyrights. Upon the occurrence and during the continuance of an Event of Default:
     (a) Secured Parties may, at any time and from time to time, upon thirty (30) days’ prior notice to Debtor, license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, for such term or terms, on such conditions, and in such manner, as the Secured Parties shall in their sole discretion determine;
     (b) Secured Parties may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensor, licensee or sublicensee all rights and remedies of Debtor in, to and under any one or more license or other agreements with respect to any Copyright and take or refrain from taking any action under any such license or other agreement and Debtor hereby releases the Secured Parties from, and agrees to hold the Secured Parties free and harmless from and against, any claims arising out of, any action taken or omitted to be taken with respect to any such license or agreement;
     (c) Any and all payments received by the Secured Parties under or in respect of any Copyright (whether from Debtor or otherwise), or received by the Secured Parties by virtue of the exercise of the license granted to the Secured Parties by subsection (f) below, shall be applied to the Obligations in accordance with Section 6.7;

     (d) Secured Parties may exercise in respect of the Copyrights, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC;
     (e) In order to implement the sale, lease, assignment, license, sublicense or other disposition of any of the Copyrights pursuant to this Section 6.9, the Secured Parties may, at any time, execute and deliver on behalf of Debtor one or more instruments of assignment of the Copyrights (or any application or registration thereof), in form suitable for filing, recording or registration in the Copyright Office or any country where the relevant Copyright is of material economic value to Debtor. Debtor agrees to pay when due all reasonable costs incurred in any such transfer of the Copyrights, including any taxes, fees and reasonable attorneys’ fees; and
     (f) For the purpose of enabling the Secured Parties to exercise rights and remedies under this Agreement at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Debtor hereby grants to the Secured Parties an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license or sublicense any Copyright, now owned or hereafter acquired by Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.
ARTICLE 7
MISCELLANEOUS
7.1 No Liability on Collateral. Secured Parties do not in any way assume any of Debtor’s obligations under any of the Collateral. Subject to the terms of the Subordination Agreement, Debtor hereby agrees to indemnify the Secured Parties against all liability arising in connection with or on account of any of the Collateral, except for any such liabilities arising on account of the Secured Parties’ negligence or willful misconduct.
7.2 No Waiver. Secured Parties shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by the Secured Parties. No delay or omission on the part of the Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
7.3 Remedies Cumulative. All rights and remedies of the Secured Parties shall be cumulative, and subject to the terms of the Subordination Agreement may be exercised singularly or concurrently, at their option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.
7.4 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE

STATE OF MINNESOTA, except to the extent that the perfection of the security interest hereunder, or the enforcement of any remedies hereunder, with respect to any particular Collateral shall be governed by the laws of a jurisdiction other than the State of Minnesota.
7.5 Expenses. Following an Event of Default, and subject to the terms of the Subordination Agreement, Debtor agrees to pay the reasonable attorneys’ fees and legal expenses incurred by the Secured Parties in the exercise of any right or remedy available to it under this Agreement, whether or not suit is commenced, including, without limitation, attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s order or judgment.
7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Debtor and the Secured Parties.
7.7 Recitals. The above Recitals are true and correct as of the date hereof and constitute a part of this Agreement.
7.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
7.9 No Obligation to Pursue Others. Secured Parties have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Secured Parties may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting the Secured Parties’ rights against Debtor. Debtor waives any right it may have to require the Secured Parties to pursue any third person for any of the Obligations.
[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement as of the date and year first above written.

IRIDEX CORPORATION,
a Delaware corporation

By: Name:	/s/ Barry G. Caldwell Barry G. Caldwell
Its:	President & CEO
[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXECUTION VERSION
EXHIBIT A
LIST OF COPYRIGHTS AND COPYRIGHT APPLICATIONS
NONE.

A-11

EXECUTION VERSION
EXHIBIT B
LIST OF ISSUED PATENTS AND PATENT APPLICATIONS
[SEE ATTACHED]

B-11

Exhibit B
IRIDEX Corporation
U.S. Patent List

	Patent Title	Date Issued	Patent No.	Holder
1.	Optical Fiber with Electrical Encoding (Fiber Optic Encoding)	2/4/92	5,085,492	IRIDEX Corporation

2.	Technique for Coupling Laser Diode to Optical Fiber (Laser Diode Coupling)	2/18/92	5,088,803	IRIDEX Corporation

3.	Contact Probe for Laser Cyclophotocoagulation (G-Probe)	12/13/94	5,372,595	IRIDEX Corporation Georgetown University

4.	Passively Stabilized Intracavity Doubling Laser (CW Green)	4/23/96	5,511,085	IRIDEX Corporation

5.	Scalable Side-Pumped Solid-State Laser (Scalable Side-Pump)	5/28/96	5,521,932	IRIDEX Corporation

6.	Fiber Stub End-Pumped Laser (End Pump)	9/2/97	5,663,979	IRIDEX Corporation

7.	Pulsed Laser with Passive Stabilization	11/9/99	5,982,789	IRIDEX Corporation

8.	Fiber Stub End-Pumped Laser	12/7/99	5,999,554	IRIDEX Corporation

9.	CW Laser Amplifier	10/31/00	6,141,143	IRIDEX Corporation

10.	CW Laser Amplifier	11/7/00	6,144,484	IRIDEX Corporation

11.	Aspheric Lensing Control for High Power Butt-Coupled End-Pumped Laser	4/24/01	6,222,869 B1	IRIDEX Corporation

	Patent Title	Date Issued	Patent No.	Holder
12.	Fiber Stub End-Pumped Laser for Treating Abnormal Blood Vessel	12/4/01	6,327,291 B1	IRIDEX Corporation

13.	Focusability Enhancing Optic for Laser Diode	4/23/02	6,377,599 B1	IRIDEX Corporation

14.	Method and Apparatus for Real-Time Detection, Control and Recording of Sub-Clinical Therapeutic Laser Lesions During Ocular Laser Photocoagulation	4/1/03	6,540,391 B2	IRIDEX Corporation

15.	Method and Apparatus for Controlling Sub-Clinical Laser Procedures with Intro-Operative Monitoring of Electrophysiological Changes	5/11/04	6,733,490	IRIDEX Corporation

	Patent Application Title	File Date	Application No.	Holder
16.	Apparatus for Real-Time Measurement/Control Of Intra-Operative Effects During Laser Thermal Treatments, Using Light Scattering	9/20/02	60/412,465	IRIDEX Corporation

17.	Directional Probe Treatment Apparatus	8/16/04	60/602,166	IRIDEX Corporation

18.	Flush Tip Illuminating Laser Probe	11/11/06	11/556,504	IRIDEX Corporation

19.	Shaped Tip Illumination Laser Probe Treatment Apparatus	3/13/07	11/685,351	IRIDEX Corporation

20.	Green MicroPulse Laser System (Laser System w/Short Pulse Characteristics and Its Method of Use)	2/24/05	11/066/615	IRIDEX Corporation

EXECUTION VERSION
EXHIBIT C
LIST OF REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS
[SEE ATTACHED]

C-11

Exhibit C
IRIDEX CORPORATION
U.S. TRADEMARK REGISTRATIONS

COUNTRY	TRADEMARK	REGISTRATION NO.	REGISTRATION DATE
U.S.	APEX	2,528,141	1/8/2002
U.S.	COOLSPOT *	3,044,965	01/17/2006
U.S.	DERMASTAT *	1,329,417	04/09/1985
U.S.	DESIGN	1,618,629	10/23/1990
U.S.	ENDOPROBE	1,622,307	11/13/1990
U.S.	GEMINI *	3,044,850	01/17/2006
U.S.	IRIDEX	2,204,220	11/17/1998
U.S.	IRIDEX	2,204,219	11/17/1998
U.S.	IRIS MEDICAL	1,822,545	02/22/1994
U.S.	LYRA *	3,200,356	01/23/2007
U.S.	OCULIGHT	1,618,628	10/23/1990
U.S.	SMARTKEY	1,618,627	10/23/1990
U.S.	VENUS *	3,023,256	12/06/2005
U.S. PENDING TRADEMARK APPLICATIONS

COUNTRY	TRADEMARK	APPLICATION NO.	FILING DATE
U.S.	AURA *	78/431,302	06/07/2004
U.S.	SOLIS *	78/446,386	07/06/2004

*	Registered owner is Laserscope Corp.

EXECUTION VERSION
EXHIBIT D
1.	Financing Statements on File Listing Debtor or Any Predecessor in Title as Debtor, other than liens permitted under this Agreement or the Senior Loan Agreement.

None

2.	Location of Tangible Collateral (as of the date hereof)

1212 Terra Bella Avenue Mountain View, CA 94043

Inventory AMS Facility Located at: 3070 Orchard Dr San Jose CA 95134

Raw material and fixtures located at vendor: Paramit Corp 18735 Madrone Parkway Morgan Hill, CA 95037

Other Tangible Collateral consisting of loaner and demonstration inventory located at doctors’ offices

3.	Prior Names within the last five years None

None

4.	List of Commercial Tort Claims None

None

D-11

EXHIBIT E
INITIAL FINANCING STATEMENT
[SEE ATTACHED]

2

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Oppenheimer Wolff & Donnelly LLP
Attention: Mark Tranovich
Plaza VII, Suite 3300
454 South Seventh Street
Minneapolis, Minnesota 55402-1609

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: IRIDEX CORPORATION

OR

1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1212 TERRA BELLA AVENUE	MOUNTAIN VIEW	CA	94043	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		CORPORATION	DELAWARE	DE2563599 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
				☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: AMERICAN MEDICAL SYSTEMS, INC.

OR

3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
10700 BREN ROAD WEST	MINNETONKA	MN	55343	USA

4. This FINANCING STATEMENT covers the following collateral:

ALL ASSETS OF THE DEBTOR

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA FOR FILING WITH THE DELAWARE SECRETARY OF STATE

FILING OFFICE COPY— UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

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UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT

	9a. ORGANIZATION'S NAME IRIDEX CORPORATION		
OR	9b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME,SUFFIX

10. MISCELLANEOUS:

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one name (11a or 11b) - do not abbreviate or combine names

	11a. ORGANIZATION'S NAME				
OR	11b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
11c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
11d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 11e. TYPE OF ORGANIZATION	11f. JURISDICTION OF ORGANIZATION	11g. ORGANIZATIONAL ID #, if any		☐ NONE

12. ☒ ADDITIONAL SECURED PARTY'S or ☐ ASSIGNOR S/P'S NAME - insert only one name (12a or 12b)

	12a. ORGANIZATION'S NAME LASERSCOPE				
OR	12b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
12c. MAILING ADDRESS 10700 BREN ROAD WEST		CITY MINNETONKA	STATE MN	POSTAL CODE 55343	COUNTRY USA

13. This FINANCING STATEMENT covers ☐ timber to be cut or ☐ as-extracted collateral, or is filed as a ☐ fixture filing.

14. Description of real estate

15. Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record interest):

16. Additional collateral description:

17. Check only if applicable and check only one box.

Debtor is a ☐ Trust or ☐ Trustee acting with respect to property held in trust or ☐ Decedent's Estate

18. Check only if applicable and check only one box.

☐ Debtor is a TRANSMITTING UTILITY

☐ Filed in connection with a Manufactured-Home Transaction - effective 30 years

☐ Filed in connection with a Public-Finance Transaction — effective 30 years

FILING OFFICE COPY — UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad) (REV. 05/22/02)

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